Exhibit 99.1

Media contact:        Bre Whalen, Breana.Whalen@Navistar.com, 331-332-3056
Investor contact:    Marty Ketelaar, Marty.Ketelaar@Navistar.com, 331-332-2706
Web site:        www.Navistar.com/newsroom

NAVISTAR APPOINTS PERSIO V. LISBOA PRESIDENT AND CHIEF EXECUTIVE OFFICER
Current CEO Troy A. Clarke to Become Executive Chairman

LISLE, Ill. (June 26, 2020) - Navistar International Corporation (NYSE: NAV) today announced that its board of directors has appointed Persio V. Lisboa president and chief executive officer. Troy A. Clarke, who has held the roles of Navistar president, chief executive officer and member of the board of directors since April 2013 and chairman of the board of directors since February 2017, will continue to serve the company in the newly created position of executive chairman. These changes are effective July 1, 2020.
“Now is an ideal time for Persio to become Navistar’s next chief executive officer,” said Clarke. “I have enjoyed the opportunity to lead Navistar for the last seven years, but it’s now my intention to move toward retirement. Persio is a strong leader with a proven record of driving results. He understands our industry, knows our business segments and will position the company to capitalize on the opportunities ahead. He’s a champion of our Navistar 4.0 strategy and has an ability to inspire, motivate and connect with employees, partners, customers and industry leaders. Persio’s performance history is exactly what’s required by Navistar as we transition into our next chapter, one I’m confident will be even more transformational and exciting than our last.”
In Clarke’s new role of executive chairman, he will dedicate his time to ensure a smooth leadership transition and continue to manage the discussions with TRATON, including its current proposal, received January 30, 2020, to acquire Navistar at an offer of $35 per share. As president and chief executive officer, Clarke spearheaded Navistar’s return to profitability and led the charge on the refresh of International’s vehicle lineup.
Lisboa, 54, joined Navistar in 1988 and has moved through the company’s ranks, serving as executive vice president and chief operating officer since March 2017. Prior to that, he served in several positions of increasing responsibility in the United States and South America, including president of operations and chief procurement officer. Lisboa has a Bachelor of Science degree in business administration with a marketing specialization from Pontificia Universidade Catolica University in São Paulo, Brazil.
“I am honored and humbled to lead this great organization that I’ve been a part of for more than 30 years,” stated Lisboa. “On behalf of our employees, dealers, customers and shareholders, I want to thank Troy for leading Navistar through a difficult period, establishing our global alliance with TRATON and returning our company to growth and profitability.”

“Together, the Navistar team and I are committed to delivering on our Navistar 4.0 strategy,” Lisboa added. “We have strong momentum with our new product programs, including those under development with TRATON. The execution of our Lean Manufacturing 4.0 vision is on track, and we'll continue to introduce new, innovative business solutions to our customers, from connectivity to advanced technologies. I look forward to taking Navistar into this next phase of our strategy - positioning our brands, International Truck and IC Bus, as industry leaders.”

About Navistar
Navistar International Corporation (NYSE: NAV) is a holding company whose subsidiaries and affiliates produce International® brand commercial trucks, proprietary diesel engines, and IC Bus® brand school and commercial buses. An affiliate also provides truck and diesel engine service parts. Another affiliate offers financing services. Additional information is available at www.Navistar.com

Forward-Looking Statement

Information provided and statements contained in this release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this report and Navistar International Corporation assumes no obligation to update the information included in this report. Such forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy. These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “estimate,” or similar expressions. These statements are not guarantees of performance or results and they involve risks, uncertainties, and assumptions. For a further description of these factors, see the risk factors set forth in our filings with the Securities and Exchange Commission, including our annual report on Form 10-K for the fiscal year ended October 31, 2019, which was filed on December 17, 2019, and our Quarterly Report on Form 10-Q for the period ended April 30, 2020. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements. All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except for our ongoing obligations to disclose material information as required by the federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.